As filed with the United States Securities and Exchange Commission on June 21, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

KAIVAL BRANDS INNOVATIONS GROUP, INC

(Exact name of registrant as specified in its charter).

Delaware	5960	83-3492907
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

4460 Old Dixie Highway
Grant-Valkaria, Florida 32949
(833) 452-4825

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Nirajkumar Patel

Chief Executive Officer

Kaival Brands Innovations Group, Inc

4460 Old Dixie Highway

Grant-Valkaria, Florida 32949

(833) 452-4825

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Ross David Carmel, Esq	Mitchell S. Nussbaum, Esq.
Jeffrey Wofford, Esq	Angela M. Dowd, Esq.
Sichenzia Ross Ference Carmel LLP	Loeb & Loeb LLP
1185 Avenue of the Americas, 31st Floor	345 Park Avenue
New York, NY 10036	New York, NY 10154
Tel: (212) 930-9700	Tel: (212)407-4000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ No. 333-279045

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

Pursuant to Rule 462(b) under the Securities Act of 1933, as amended, Kaival Brands Innovations Group, Inc. (the “Registrant”) is filing this registration statement with the Securities and Exchange Commission (the “Commission”). This registration statement relates to the public offering of securities contemplated by the Registration Statement on Form S-1, as amended (File No. 333-279045), which the Registrant originally filed on May 1, 2024 (the “Prior Registration Statement”), and which the Commission declared effective on June 21, 2024.

The Registrant is filing this registration statement for the sole purpose of increasing the maximum aggregate offering price of the securities being offered by the Registrant by $2,500,000. The additional aggregate offering price of the securities that are being registered for sale are at a price that represents no more than 20% of the maximum aggregate offering price set forth in Exhibit 107 to the Prior Registration Statement. The information set forth in the Prior Registration Statement and all exhibits thereto are hereby incorporated by reference in this filing.

The required opinion, consents and filing fee table are listed on the Exhibit Index attached hereto and filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized on the 21st day of June 2024.

KAIVAL BRANDS INNOVATIONS GROUP, INC.

By:	/s/ Nirajkumar Patel
Nirajkumar Patel
Chief Executive
Officer (principal executive officer)

By:	/s/ Eric Morris
Eric Morris
Interim Chief Financial Officer (principal financial and accounting officer)

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Nirajkumar Patel	Chief
	Executive Officer and Director	June 21, 2024
Nirajkumar Patel	(Principal Executive Officer)

/s/ Eric Morris	Interim Chief Financial Officer	June 21, 2024
Eric Morris	(Principal Financial Officer and Principal
Accounting Officer)

/s/ David Worner	Director	June 21, 2024
David Worner

/s/ Mark Thoenes	Director	June 21, 2024
Mark Thoenes

/s/ Ashesh Modi	Director	June 21, 2024
Ashesh Modi

/s/ Ketankumar Patel
Ketankumar Patel	Director	June 21, 2024

EXHIBIT INDEX
5.1	Opinion of counsel to the Registrant.
23.1	Consent of Independent Registered Public Accounting Firm
23.2	Consent of Counsel to the Registrant (included in Exhibit 5.1).
107	Fee table